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INDIVIDUAL GUARANTY

THIS DOCUMENT CONTAINS A WAIVER OF TRIAL BY JURY

This GUARANTY dated as of September ____, 2009, is made by David W. Rosenbaum ("Guarantor"), in favor of Working Capital Solutions, Inc. ("Creditor").

FOR GOOD AND VALUABLE CONSIDERATION, and to induce Creditor to extend financial accommodations to Debtor (as defined below) Guarantor agrees as follows:

1. **DEFINITIONS AND CONSTRUCTION.** As used herein:

1.1. **"Agreement"** - This Guaranty, as amended.

1.2. **"Bankruptcy Code"** - Title 11 of the United States Code.

1.3. **"Chosen State"** - Illinois

1.4. **"Credit Documents"** - that certain Factoring and Security Agreement dated of essentially even date herewith between, inter alia, Debtor and Creditor, all documents executed in connection therewith, and all permitted amendments or renewals to or of any of the foregoing, or any other document evidencing a Guaranteed Obligation.

1.5. **"Creditor"** – See Preamble.

1.6. **"Debtor"** – Zoo Publishing, Inc., and all its successors-in-interest by operation of law or otherwise, including any Trustee (as defined in the Bankruptcy Code) or debtor-in-possession, and any successor-in-interest arising out of any merger or reorganization involving such entity, whether the surviving or disappearing entity.

1.7. **"Guaranteed Obligations"** - all present and future obligations of Debtor to Creditor, including but not limited to obligations arising out of the Credit Documents, including interest that, but for the filing of a petition under the Bankruptcy Code with respect to Debtor, would have accrued on any such obligations, and attorneys' fees, whether incurred before or after any entry of an order for relief with respect to Debtor in a case under the Bankruptcy Code.

1.8. **"Guarantor"** – See Preamble.

2.. **GUARANTY**

2.1. **Promise to Pay and Perform.** Guarantor unconditionally and irrevocably guarantees to Creditor the prompt payment and performance of the Guaranteed Obligations whether or not the Guaranteed Obligations are found to be invalid, illegal or unenforceable, this being a guaranty of payment and not a guaranty of collection.

2.2. **Cumulative Obligations.** The obligations hereunder are in addition to any other obligations of Guarantor under any other guaranties of the indebtedness or other obligations of Debtor or any other Person at any time given to Creditor. This Guaranty shall not affect or invalidate any such other guaranties.

2.3. **Continuing Guaranty.** This Guaranty shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding.

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2.4. **Joint and Several Obligation; Independent Obligation.** Guarantor is directly, jointly, and severally with all other guarantors of the Guaranteed Obligations liable to Creditor. The obligations of Guarantor hereunder are direct and primary and are independent of the obligations of Debtor or any other such guarantor, and a separate action may be brought against Guarantor irrespective of whether an action is brought against Debtor or any other guarantor or whether Debtor or any such other guarantor is joined in such action. Guarantor's liability hereunder shall not be contingent upon the exercise or enforcement by Creditor of any remedies it may have against Debtor or any other guarantor or the enforcement of any lien or realization upon any security Creditor may at any time possess. Any release that may be given by Creditor to Debtor or any other guarantor shall not release Guarantor.

3. **COVENANTS**.

3.1. Guarantor shall keep informed of Debtor's financial condition as well as all other circumstances that bear upon the risk of nonpayment of the Guaranteed Obligations.

3.2. Guarantor shall, from time to time, at the expense of Guarantor, promptly execute and deliver all further documents and take all further action that may be necessary, or that Creditor may reasonably request, to enable Creditor to exercise and enforce its rights and remedies hereunder.

3.3. Guarantor shall not create, incur, assume or permit to exist any non-purchase-money lien upon or with respect to any of his assets. Guarantor authorizes Creditor to record a record in any public records filing office advising third parties that the taking of any such lien by them may constitute the tortious interference with Creditor's rights hereunder.

4. **PAYMENTS**.

4.1. **Nature and Application of Payments.** Creditor may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order as Creditor shall in its sole and absolute discretion determine, irrespective of any contrary instructions received from any other Person.

4.2. **Indefeasible Payment; Revival.** If any portion of any payment to Creditor hereunder is set aside and repaid by Creditor for any reason after being made by Guarantor, the amount so set aside shall be revived as a Guaranteed Obligation and Guarantor shall be liable for the full amount Creditor is required to repay plus all costs and expenses (including attorneys' fees, costs, and expenses) incurred by Creditor in connection therewith.

4.3. **ACH Authorization.** In order to satisfy any of the Guaranteed Obligations, Guarantor authorizes Creditor to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Guarantor.

5. **REPRESENTATIONS AND WARRANTIES.** Each (if more than one Guarantor) Guarantor represents and warrants as follows (which representations and warranties shall be true, correct, and complete at all times):

5.1. This Guaranty is not made by Guarantor in reliance on any representation or warranty, express or implied, by Creditor concerning the financial condition of Debtor, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter, and no promises have been made to Guarantor by any person to induce Guarantor to enter into this Guaranty, except as set forth in this Guaranty. Guarantor is presently informed of the financial condition of Debtor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations.

5.2. The consideration received by Guarantor in connection with this Guaranty is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Guaranty and Guarantor's obligations hereunder.

5.3. There are no actions, suits, proceedings, claims, or disputes pending, or, to the best knowledge of Guarantor, threatened or contemplated, at law, in equity, in arbitration, or before any governmental authority, against Guarantor or any of Guarantor's properties which purport to affect or pertain to this Guaranty or any of the transactions contemplated hereby or thereby.

6. **WAIVERS BY GUARANTORS OF SURETYSHIP DEFENSES**. **GUARANTOR WAIVES ANY AND ALL SURETYSHIP**

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DEFENSES, WHETHER ARISING BY CONTRACT, STATUTE OR BY OPERATION OF LAW. Specifically Guarantor waives:

6.1. Notice of any adverse change in the financial condition of any Debtor, the release of any collateral securing the Guaranteed Obligations, any fact that may increase Guarantor's risk hereunder; any default in the performance of the Guaranteed Obligations; and any other notice to which Guarantor might be entitled.

6.2. Any claim of usury.

6.3. Any other defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations have been fully paid) of Debtor including any defense arising from any statute of limitations; any lack of power or authority of Debtor.

7. ACKNOWLEDGEMENTS AND AGREEMENTS.

7.1. **Modifications to Credit Documents and Guaranteed Obligations.** Without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Creditor may, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, release any obligor of the Guaranteed Obligations or may grant other indulgences to Debtor in respect thereof, or may amend the Credit Documents, or may enforce, exchange, release, or waive any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations.

7.2. **Subordination.** All present and future indebtedness of Debtor to Guarantor is subordinated to the payment of the Guaranteed Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefensibly paid in full; provided that, so long as no Event of Default exists and is continuing, the Debtor may make, and Guarantor may receive, monthly payments of $20,000 on account of indebtedness owed by Debtor to Guarantor in the aggregate amount of $113,334, provided further that the amount of such indebtedness owed to Guarantor by Debtor shall not be increased. Any payment received by Guarantor in respect of such indebtedness in violation of the foregoing sentence shall be held by Guarantor as trustee for Creditor, and promptly paid over to Creditor on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Upon request by Creditor, any notes or other instruments now or hereafter evidencing such indebtedness of Debtor to Guarantor, shall be marked with a legend that the same are subject to this Guaranty or shall be delivered to Creditor for safekeeping.

7.3. **Commercially Reasonable Disposition of Collateral.** Any disposition of any collateral securing the Guaranteed Obligations shall be deemed commercially reasonable if, in the written opinion of three (3) commercial loan officers with three (3) or more years of workout experience each, the manner of the disposition was not inconsistent with the manner in which such commercial loan officers would have handled the disposition.

8. NOTICES.

8.1. All notices required to be given to Guarantor shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party.

8.2. All notices to Creditor hereunder shall be deemed given upon actual receipt by a responsible officer of Creditor.

8.3. Notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

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Name:	David W. Rosenbaum
Address:	9435 Shawnee Run Road
	Cincinnati, Ohio 45243
Fax Number:	______________________

	Working Capital Solutions, Inc.
Address:	2400 Devon Ave. Suite 211
	Des Plaines, Il 60018
Officer:	Thomas G. Siska, President & CEO
Fax Number:	847-297-3520

9. **AMENDMENT AND WAIVER**. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Creditor may have, nor shall any waiver by Creditor hereunder be deemed a waiver of any default or breach subsequently occurring. Creditor's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Creditor would otherwise have.

10. **COSTS AND EXPENSES**. Guarantor agrees to reimburse Creditor on demand for the actual costs including:

10.1. Attorneys' fees, which Creditor has incurred or may incur in enforcing this Guaranty or in connection with any federal or state insolvency proceeding commenced by or against Guarantor, including those (i) arising out of the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (ii) opposing confirmation of Guarantor's plan thereunder.

10.2. Photocopying (which, if performed by Creditor's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Guarantor is a party.

11. **SUCCESSORS AND ASSIGNS**.

11.1. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.2. Creditor may assign its rights and delegate its duties hereunder in connection with an assignment of the Guaranteed Obligations. Upon such assignment, Guarantor shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Creditor.

12. **ENTIRE AGREEMENT**. No promises of any kind have been made by Creditor or any third party to induce Guarantor to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

13. **REVOCATION**

13.1. Guarantor waives any right to revoke the Guaranty as to future Guaranteed Obligations;

13.2. If, contrary to the express intent of this agreement, any such revocation is effective, (a) it shall not be effective until written notice

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thereof has been actually received by any officer of Creditor; (b) it shall not apply to any Guaranteed Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof); (c) it shall not apply to any Guaranteed Obligations made or created after such date pursuant to a commitment of Creditor which was, or is believed in good faith by Creditor to be, in existence on the date of such revocation; (d) no payment by any other Guarantor or Debtor, or from any other source, prior to the date of such revocation shall reduce the obligations of Guarantor hereunder; and (e) any payment by Debtor or from any source other than Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Guaranteed Obligations, if any, as to which the revocation by Guarantor is effective and, to the extent so applied, shall not reduce the obligations of Guarantor hereunder.

13.3. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

13.4. WAIVER OF TRIAL BY JURY. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

14. **VENUE; JURISDICTION.** Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Creditor so elects, be instituted in any court sitting in the Chosen State, in the city in which Creditor's chief executive office is located, or if none, any court sitting in the Chosen State (the "Acceptable Forums"). Guarantor agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Guarantor waives any right to oppose any motion or application made by Creditor to transfer such proceeding to an Acceptable Forum.

15. **SERVICE OF PROCESS.** Guarantor agrees that Creditor may affect service of process upon Guarantor by regular mail at the address set forth in this Agreement, or at the option of Creditor if Guarantor is a Registered Organization, by service upon Guarantor's agent for the service of process.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

Signature: ______________________

David W. Rosenbaum, as an individual.
Guarantor

SUBSCRIBED AND SWORN TO before me, the undersigned,
a Notary Public in and for the State and County aforesaid,

this 14 day of September, 2009.

____

My Commission Expires: 10/14/2013

1171350.3

Caren J. Laverty
Notary Public State of Ohio
Commission Number: 2008-RE-237865
My Commission Expires: 10/14/2013

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